Exhibit 10.1


                                      LEASE

                                      FROM

                            THE CARPENTER REALTY CO.,
            THE S. CARPENTER CONSTRUCTION CO. & BRISTOL HOLDING, LLC

                                       TO

                        VALLEY BANK IN ORGANIZATION, INC.

FOR PREMISES AT:
Stoney Brook Commons
4 Riverside Avenue
Bristol, CT 06010

DATED:

October 4, 1999


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I.   LEASE SUMMARY

NAME OF CENTER:                     Stoney Brook Commons (the "OFFICE CENTER")

PREMISES:                           Year 1 through 3
                                    5,000 square feet, 1st floor Bank Office and 1,000 square feet, 2nd floor storage,

                                    Year 4 through Lease Termination (unless sooner occupied)

                                    5,000 square feet, 1st floor Bank Office,
                                    512 square feet 1st floor vestibule,
                                    5,000 square feet 2nd floor unfinished and 512 square feet 2(degree)" floor vestibule 4 Riverside Avenue

COMMON AREAS:                       All roadways, traffic lanes, sidewalks,
                                    parking lots and landscaped areas located at the Office center and not intended for the exclusive use of any individual tenant as shown on the site plan attached as Schedule B (the "Site Plan").

CAM REIMBURSEMENT PERCENTAGE        35.00% Lease Year 1 through 3 subject to
("CAM %"):                          below

                                    54.25% Lease Year 4 Through Termination or upon full occupancy of building

BUILDING REIMBURSEMENT              100.00%
PERCENTAGE ("BUILDING %"):

LESSOR: The Carpenter Realty Co., The S. Carpenter Construction Co. & Bristol Holding, LLC

LESSOR'S ADDRESS:                   67 Race Street
                                    P. 0. Box 176, Bristol, Connecticut 06011

LESSEE:                             Valley Bank in Organization, Inc.

ORIGINAL ADDRESS OF LESSEE:         10 North Main Street, Bristol, CT 06010

ORIGINAL LEASE TERM:                Fifteen (15) Years


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OPTION PERIOD:                      Fifteen (15) years, Three (3) Five (5) year
                                    Terms

EFFECTIVE DATE:                     March 1, 2000

DELIVERY DATE OF PREMISES:          Upon Completion

RENT COMMENCEMENT DATE:             For 1st floor and storage space- the earlier
                                    of the date Bank (lessee) opens for business to the public in this facility, or 60 days after Lessor completes construction according to plans and specifications attached as Schedule C

                                    For 2nd Floor and vestibule- the earlier of 36 months after date Bank (lessor) opens for business to the public in any facility or actual occupancy by Lessee. If construction of the new premises, from date this Lease is executed, exceeds six months, then the 36 months after date Bank opens for business to the public date, shall increase by the same number of days construction exceeds six months. In the event of early occupancy, Rent Commencement shall be the earlier of, 90 days after the start of LESSEE fit up or, completion of fit up.

BASE RENT (ORIGINAL LEASE TERM):
YEARS 1 THROUGH 3:                  1st floor and storage space

                                    $84,500.00 per year, payable in monthly
                                    installments of $7,041.67

                                    2nd floor and vestibule (if occupied by
                                    Lessee)

                                    $60,000.00 per year less a 25% discount, payable in monthly installments of $3,750.00 until May 14, 2003

                                    Lessee will continue to pay $60,000.00 per year, without discount, from May 15, 2003 until commencement of Year 4 based on 1st Floor occupancy after which time the entire building will be leased according to the schedule for years 4 through 30.


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

YEAR 4: $144,500.00 per year, payable in monthly installments of $12,041.67

YEARS: $148,500.00 per year, payable in monthly installments of $12,345.00

YEARS 6 THROUGH 7:                  $161,986.16 per year, payable in monthly
                                    installments of $13,498.85

YEARS 8 THROUGH 10:                 $171,986.16 per year, payable in monthly
                                    installments of $14,332.18

YEARS 11 THROUGH 15:                $189,184.78 per year, payable in monthly
                                    installments of $15,765.40

BASE RENT (OPTION PERIODS):

YEARS 16 THROUGH 20:                $208,103.86 per year, payable in monthly
                                    installments of $17,341.99

YEARS 21 THROUGH 25:                $228,914.24 per year, payable in monthly
                                    installments of $19,076.19

YEARS 26 THROUGH 30:                $251,806.08 per year, payable in monthly
                                    installments of $20,983.84

PERMITTED USES:                     Bank Office/Headquarters

PUBLIC LIABILITY:                   Bodily Injury - $1,000,000/$3,000,000

INSURANCE LIMITS:                   Property Damage - $500,000


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II.   PREMISES AND LEASE TERM

LESSOR leases to LESSEE, and LESSEE leases from LESSOR, that certain premises consisting of 5,000 square feet, the entire 1st floor excluding the entry vestibule located on the north side of the building, in the building to be built at 4 Riverside Avenue(the "BUILDING"), in Stoney Brook Commons, Bristol, Connecticut, together with the right for LESSEE and its invitees to pedestrian and vehicular access to, and parking at, the designated Common Areas at the Office center and pedestrian access to the common hallways (if any) contained in the Building (hereinafter, the "PREMISES").

      LESSOR is to provide premises in building designated as "PROPOSED BUILDING #2, 11,067 SF/GFA" on Schedule B. Interior building specifications attached as Schedule A. Unfinished second floor and two story entry vestibule becoming part of the premises beginning on November 15, 2002, or such later date as determined due to length of construction, or upon earlier occupancy by Lessee, all as specified in Article I, Rent Commencement Date Building to be constructed according to plans and specifications attached as Schedule C. LESSEE is to complete build-out plans at its own cost with such plans provided to LESSOR for review by October 15, 1999 and approved by LESSOR within ten (10) business days after receipt, which approval will not be unreasonably withheld. LESSEE plans to be attached as Schedule D. LESSEE will use only Connecticut licensed contractors or licensed contractors from outside of Connecticut that are qualified to do business in Connecticut, and be responsible for all required permits in connection with LESSEE build-out. LESSEE build-out to include "drive through window", "drive through canopy", "drive through islands", "ATM island" and all associated equipment, mechanical work, site engineering and site work.

      To have and to hold for an initial term of fifteen (15) years (the "ORIGINAL LEASE TERM"), commencing on the Rent Commencement Date. After the Rent Commencement Date has been determined, LESSOR and Tenant shall enter into a written agreement in recordable form confirming same. If the Rent Commencement Date does not fall on the first of the month, then the first month's Base Rent shall be pro-rated. The Original Lease Term together with any Option Periods exercised by LESSEE under Section XX, INFRA, shall hereinafter sometimes be collectively referred to as the "LEASE TERM".

III.  BASE RENT

      LESSEE covenants and agrees to pay the Base Rent set forth in Section I., payable in equal monthly installments to LESSOR at LESSOR's Address, or such other address as LESSOR may direct in writing to LESSEE. The Rent shall be paid in advance on the first business day of each month during the Lease Term or any holdover period thereafter. If LESSEE fails to pay the applicable Base Rent within the first ten 10 days of the month, LESSOR, at


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

LESSOR'S option, may in addition to any other remedies provided herein or at law, assess a late charge of five percent (5%) of the monthly Base Rent. Base Rent, together with all other charges to be paid by LESSEE to LESSOR under this Lease shall be referred to collectively as "RENT".

IV.   HOLDING OVER

      If LESSEE shall hold over after the termination of this Lease, the tenancy created by such holding over shall be month-to-month only and LESSEE shall pay an occupancy charge equal to 150% of the Rent last payable prior to such holdover. No payment of Rent or occupancy charge shall operate to turn such tenancy into a tenancy-at-will or to create any tenancy for a year or years or from year-to-year.

V.    QUIET ENJOYMENT

      LESSOR warrants to LESSEE that it has good right to lease the said Premises to LESSEE, and LESSOR covenants that, provided LESSEE is not in default under this Lease, LESSEE may occupy, possess and enjoy the Premises during the Lease Term, without interference from LESSOR or any person claiming by, from or under LESSOR.

VI.   OVERLOADING, NUISANCE

      LESSEE covenants that it will commit no waste, nor suffer the same to be committed on the Premises, nor overload, injure nor misuse the same; nor permit the emission of any objectionable noise or odor; nor permit or allow any potentially dangerous situation to exist on the Premises; nor make any use of the Premises, the common areas within the Building or the Common Areas (the "LEASED PREMISES") which is improper, offensive or contrary to any law or ordinance; nor conduct any operation which will invalidate or increase the cost of LESSOR's insurance; nor store or dispose of trash or refuse on, or otherwise obstruct the driveways, walks, parking areas and other Common Areas at the Office center or any common areas within the Building; nor allow accumulation of boxes, barrels, packages, waste paper or other articles in or upon the Leased Premises; nor park trucks or delivery vehicles at the Office center so as to interfere unreasonably with the use of any driveways, walks or parking areas or other Common Areas; nor permit LESSEE'S officers or employees to use any parking areas other than those designated by LESSOR for such use as set forth above. LESSEE further covenants that it will not make alterations therein without the written consent of LESSOR, nor use the same for any purpose but that herein authorized, without written permission from said LESSOR, which will not be unreasonably withheld.

      If LESSEE operates, keeps, uses, maintains, or permits any goods, materials, or substance whatsoever, upon the Leased Premises which is or could reasonably be considered to be a dangerous or hazardous material or substance (including but not limited to such dangerous or


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

hazardous materials or substances so designated by any Federal, State or municipal laws, ordinances or regulations), LESSEE covenants and agrees, upon request of LESSOR, immediately to remove said goods, materials or substance from the Leased Premises and thereafter to refrain from having said goods, materials or substance upon the Leased Premises. Failure to comply with this written covenant and agreement shall entitle LESSOR immediately to remove and dispose of said goods, materials or substance (forcibly, if necessary) from the Leased Premises at LESSEE's cost and expense. This covenant and agreement by LESSEE shall be and remain in force whether or not said goods, materials or substance are within the permitted uses of the Leased Premises as stated herein, and whether or not LESSEE's possession of such goods, materials and substance is legally permissible.

      LESSEE agrees to comply, in connection with its occupancy of the Leased Premises, with all ordinances, regulations and statutes of city, state and federal agencies concerning recycling of materials, including, but not limited to, newsprint, office paper, glass food and beverage containers, metal food and beverage containers, and corrugated cardboard. LESSEE further agrees to comply with LESSOR's reasonable rules and regulations regarding the separation and disposal of such materials. LESSEE will indemnify and hold harmless LESSOR from all costs and expenses incurred by LESSOR due to LESSEE's failure to comply with the foregoing.

V1I.  TAXES

      During lease years one through three, LESSOR agrees to pay, with respect to any real property taxes assessed by any applicable governmental authority with respect to the land only constituting the Office center. Beginning in the fourth lease year LESSEE agrees to pay, with respect to any real property taxes assessed by any applicable governmental authority with respect to the land constituting the Office center an amount equal to the CAM % multiplied by the amount of such taxes. Beginning in the first lease year LESSEE further agrees to pay, with respect to any real property taxes separately assessed on the Building, an amount equal to the Building % multiplied by the amount of such taxes. LESSEE further agrees to pay the aforesaid real estate taxes and its applicable proportionate share of any increase in such taxes within twenty (20) days after written notice thereof, accompanied by a copy of such bill. LESSEE'S failure to pay any request by LESSOR for reimbursement of taxes within twenty
(20) days will result in an interest charge of one and one-half percent (1.50%) per month until date such payment is received in full.

      LESSEE agrees to pay all personal property taxes which are due and payable to any applicable governmental authority during the Lease Term upon any machinery, equipment, fixtures, inventory or other personal property situated on the Leased Premises, whether or not such property is legally owned by LESSEE


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

VIII. UTILITY CHARGES

      LESSEE agrees to pay all sewer charges and the water rates, or rent, for all water used, consumed and separately metered at the Leased Premises during the Lease Term, in addition to the Base Rent.

      LESSEE further agrees to pay all charges for electricity, gas, heat and other utilities incurred by LESSEE in the use of the Leased Premises and which are separately metered.

      All such utility charges which are not separately metered shall be paid by LESSEE in accordance with its CAM % or its Building %, as applicable.

IX.   COST OF REPAIR

Except as otherwise provided in this Section IX, LESSEE agrees to make at its cost all non-structural repairs and replacements to the interior and exterior of the Premises, including but not limited to, the repair or replacement as the case may be of the heating, electrical, air conditioning and plumbing systems and at all times maintain the systems in good order and repair during the term of this Lease, LESSOR shall keep the structure and roof of the Premises and the Building in good repair; and any structural or roof repairs shall be at LESSOR's sole expense, except that, during any roof warranty period, LESSEE shall be responsible for any roof repairs required, due to any roof penetrations installed by LESSEE, and not performed under the terms of the warranty LESSEE agrees, at its expense, to keep all glass including that in windows, doors and skylights at the Premises, clean and in good condition, and to insure and replace any glass which may be injured or broken with glass of the same quality.

      LESSEE agrees to make all structural and roof repairs to the "drive through window"; "drive through canopy", "drive through islands", "ATM island" and all associated equipment and site work (curbs, islands, drains, driveway, bollards, etc.) at LESSEE's sole expense.

      Costs of repairs to the Building, performed by LESSOR, which are responsibility of LESSEE, will be billed on a pro-rata basis.

      LESSEE agrees to make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority because of LESSEE'S use of the Premises or which are required because of LESSEE's willful misconduct or negligence. LESSEE shall procure all necessary permits before undertaking such work or repairs and shall do all such work in good and workmanlike manner and complying with all governmental requirements.

      LESSEE agrees to indemnify LESSOR against any encumbrances or other liens arising out of the making of such repairs and agrees that it will, within thirty
(30) days after receipt of notice of the filing of such lien of record, either pay off such lien or furnish a bond for the amount of such lien to LESSOR.


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

X.    COMPLIANCE WITH LAW

      LESSEE shall comply with and conform to all federal, state and local laws and the bylaws, rules, ordinances and regulations of the City within which the Leased Premises are situated, relating to health, environment, nuisance, fire, highways and or any other aspect of LESSEE'S operation, so far as the Leased Premises are, or may be, concerned and to save LESSOR harmless from all fines, penalties and costs including reasonable attorneys' fees for violation of or noncompliance with the same, and that said Premises shall be at all reasonable times open to the inspection of LESSOR, its agents, to applicants for purchase or lease, and for necessary repairs or for any other valid reason, provided, however, that LESSOR and its agents, employees and representatives shall use reasonable efforts not to interfere with LESSEE's business activities.

XI.   EVENTS OF DEFAULT; REMEDIES

      A. The occurrence of any one of the following events shall constitute an event of default of this Lease by LESSEE:

            1. Failure of LESSEE to make any payment of Rent or other required payment within ten (10) days after Rent or payment is due.

            2. Vacating or abandoning all or a substantial portion of the Premises, or ceasing the operation of the retail business conducted at the Premises for more than thirty (30) days for any reason other than an insured casualty or force majeure;

            3. Failure by LESSEE to comply with any provision of this Lease, other than payment of Rent, and such failure shall continue for thirty (30) days after mailing of written notice by LESSOR to LESSEE; provided, however, that if the nature of LESSEE's default is such that more than thirty (30) days are reasonably required for its cure, LESSEE shall not be in default if LESSEE commences such cure within the thirty (30) day period and diligently and continuously pursues such cure to completion within a reasonable time;

            4. The making of an assignment or general arrangement for the benefit of creditors by LESSEE or guarantors of LESSEE's obligations;


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            5.    The filing by LESSEE or a guarantor of LESSEE's obligations of a petition under any section or chapter of present Federal Bankruptcy Act or amendment thereto or under any similar federal or state law, or the adjudication of LESSEE or any guarantor of LESSEE's obligations as a bankrupt or insolvent in proceedings filed against LESSEE or any guarantor, and such petition or adjudication shall not have been vacated or set aside within sixty (60) days thereafter;

            6. The appointment of a receiver or trustee for all or substantially all the assets of LESSEE or any guarantor of LESSEE's obligations and such receivership shall not have been terminated within the time permitted by law;

            7. The attachment, execution or other judicial seizure of substantially all of LESSEE's assets located in the Premises or of LESSEE's interest in this Lease, where such attachment, execution or seizure is not discharged within sixty (60) days after the commencement of such event.

      B. Upon the occurrence of any event of default, LESSOR shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or this
Lease:

            1. Terminate this Lease, in which event LESSEE shall immediately surrender the Premises to LESSOR, LESSEE hereby waiving all statutory rights, including without limitation, rights of redemption, if any, to the extent such rights may be lawfully waived. If LESSEE shall fail to do so, LESSOR may without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove LESSEE or anyone occupying the Premises and its effects without being liable to prosecution or any claim for damages. LESSEE agrees to indemnify LESSOR for all loss and damage suffered by LESSOR because of such termination whether through inability to relet the Premises or otherwise, including any loss of Rent for the remainder of the term of this Lease.

            2. Declare the entire amount of all Rent which would have become due and payable during the remainder of the term of this Lease to be due and payable immediately, in which event LESSEE agrees to pay the same to LESSOR immediately. Such payment shall constitute payment in advance of the Rent stipulated for the remainder of the Lease term. If LESSEE actually makes such payment to LESSOR and LESSOR relets the Premises, LESSEE shall be entitled to the repayment of such advanced Rent less all costs for loss or damage described herein suffered by LESSOR as a result of such default and termination. Any repayment will only be made after all costs for loss or damage have been fully determined by LESSOR and such repayment will be made in monthly installments in amounts as shall be determined by LESSOR for the duration of the Lease. Acceptance by LESSOR of such Rent shall not constitute a waiver of any then existing default thereafter occurring.


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            3.    Enter upon and take possession of the Premises as agent of
                  LESSEE without terminating this Lease and without being liable to prosecution or any claim for damages. LESSOR may relet all or any portion of the Premises as the agent of LESSEE for such term and upon such terms as LESSOR sees fit and receive the Rent, in which event LESSEE shall pay to LESSOR on demand the cost of renovating, repairing and altering the Premises for a new lessee or lessees, plus all costs of reletting the Premises and any deficiency arising by reason of such reletting. LESSOR'S failure to relet shall not release LESSEE'S liability for Rent or damages. If LESSOR elects to enter and relet the Premises, LESSOR may at any time thereafter elect to terminate this Lease for LESSEE'S default. If LESSOR takes possession of the Premises, LESSOR shall have the right to Rent any other available space in the Building before reletting or attempting to relet the Premises.

            4. LESSOR may do whatever LESSEE is obligated to do under the provisions of this Lease and may enter the Premises without being liable to prosecution or claim for damages in order to accomplish this purpose. LESSEE agrees to reimburse LESSOR immediately upon demand for any expenses which LESSOR may incur in complying with the terms of this Lease on behalf of LESSEE. LESSEE agrees that LESSOR shall not be liable for any damages to LESSEE from such action.

XII.  ATTORNEYS' FEES

      If LESSEE shall at any time be in default hereunder, or if LESSOR shall incur any attorney's fees necessary to enforce any terms or conditions of this Lease, or if LESSOR shall institute an action of summary process or any other legal action against LESSEE based on such default, or if LESSOR shall cure such default or defaults of LESSEE (as permitted under this Lease), then LESSEE shall reimburse LESSOR for the reasonable attorneys' fees and disbursements thereby incurred by LESSOR on the first day of the month following the incurring of such expenses.

      If LESSOR shall at any time be in default hereunder, or if LESSEE shall incur any attorneys fees necessary to enforce any terms or conditions of this lease, or if LESSEE shall institute any legal action against LESSOR based on such default, and LESSEE is the prevailing party in the enforcement action brought by LESSEE, or if LESSEE shall cure such default or defaults of LESSOR (to the extent any such cure is authorized under this Lease), then LESSOR shall reimburse LESSEE for the reasonable attorney's fees and disbursements thereby incurred by LESSEE.


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XIII. LESSEE'S PROPERTY

      LESSEE agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of LESSEE and of all persons claiming by, through or under LESSEE which, during the continuance of this Lease or any occupancy of the Premises by LESSEE or anyone claiming under LESSEE, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of LESSEE, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to borne by LESSOR.

XIV.  FIRE AND OTHER CASUALTY

      If the Building shall be damaged by fire or otherwise to the extent of twenty-five (25%) or less of the replacement value and no material portion of the Premises is rendered untenantable, the Building and the Premises shall be repaired within one hundred and twenty (120) days of the date on which the damage occurred at the expense of LESSOR, with the Rent paid by LESSEE to be reduced proportionately based upon the percentage of useable space.

      If the damage to the Building shall be in excess of twenty-five percent (25%) of the replacement value, or so extensive as to render any material portion of the Premises untenantable, LESSOR shall have the option to terminate this Lease by providing LESSEE notice thereof within sixty (60) days of such casualty; provided, however, if LESSOR does not terminate this Lease, the Rent shall cease until such time as the Building repair shall be substantially complete. Said repairs to be completed by LESSOR within eight (8) months after serving LESSEE with the aforementioned notice. LESSEE shall have the option to terminate this Lease by providing LESSOR notice thereof within sixty (60) days of such casualty (the "NOTICE PERIOD"), provided, however that LESSEE shall have no such right to terminate under this Article XIV if LESSOR has undertaken the repair or restoration of the Building during the Notice Period and is diligently pursuing the same.

      If there is a total destruction of the Premises, by fire or otherwise, either LESSOR or LESSEE shall have the option to terminate this Lease within sixty (60) days of such casualty and the Rent shall cease until such time as the Building Repair shall be substantially complete. If the casualty is caused by LESSEE'S negligence or neglect, LESSEE shall be responsible for the cost of all repairs or reconstruction of the Premises (to the extent no insurance is paid with respect thereto) and for all Rent.


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

XV.   LESSEE'S INSURANCE REQUIREMENTS

      LESSEE shall pay its CAM % of any liability insurance premiums paid by LESSOR with respect to the Office center and shall pay its Building % of any casualty insurance premiums or other insurance premiums (with respect to insurance coverage LESSOR obtains and deems necessary) allocated specifically to the Building. Such payment shall be made within thirty (30) days after written notice thereof.

      LESSEE agrees to carry public liability insurance with responsible companies qualified to do business in the State of Connecticut and in good standing therein, written on a per occurrence basis with limits of liability of not less than $500,000 for bodily injury to one person, $1,000,000 for any one occurrence and $100,000 for property damage, and worker's compensation insurance with statutory limits covering all of LESSEE'S employees working on the Premises. LESSEE shall provide LESSOR with a certificate of insurance and such policy shall provide that it may not be canceled without at least thirty (30) days prior written notice to LESSOR and which shall name LESSOR as an additional insured.

      LESSEE agrees to maintain in responsible companies qualified to do business in the State of Connecticut and in good standing therein fire insurance with such extended coverage endorsements as LESSOR may from time to time require covering all of LESSEE'S Tenant Improvements in and to the Premises to the extent of at least eighty percent (80%) of their replacement cost.

      If, due to a change in the nature or method of operating LESSEE'S business at any time during the Lease Term, and upon providing LESSEE with sufficient evidence thereof, the cost of LESSOR'S (a) fire and casualty insurance on the Building (or any other Building at the Office center), (b) liability insurance, and (c) all other insurance maintained by LESSOR, increases over LESSOR'S present cost, LESSEE agrees to pay all such increase in cost as additional Rent hereunder during the term of this Lease.

      LESSEE agrees to defend with counsel approved by LESSOR, save harmless and indemnify LESSOR from all claims or damage to or of any person or property while on the Premises unless arising from the negligence of LESSOR, and from all claims or damage to or of any person or property anywhere occasioned by any act, omission, fault, neglect or other misconduct of LESSEE, arising out of or in connection with LESSEE'S business operations on the Premises.

      Insurance policies required to be maintained by LESSEE or LESSOR shall contain a clause that the insurer will agree to waive any right of subrogation against the other in connection with or arising out of any fire or other risk or casualty covered by said insurance. If insurance with such waiver is obtainable only upon payment of an additional premium, LESSEE, upon request of LESSOR, shall have such waiver included in its policies and shall pay such additional premium therefor as is required by the insurer.


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

XVI.  EMINENT DOMAIN

      A. If the whole or any material portion of the Leased Premises or the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if such portion of the Common Areas is so taken as to materially impair LESSEE's access to or parking at the Office center, or substantially interfere with LESSEE's business operations at the Leased Premises, either party shall have the option to terminate this Lease upon ninety
(90) days' notice to the other, provided that such notice is given no later than one hundred and eighty (180) days after the date of such taking.

      B. LESSOR shall be entitled to the entire award or payment in connection with such taking, and LESSEE shall have no claim against LESSOR for any amount, including the value of any unexpired term of said Lease.

      C. If any part of the Premises shall be taken, and this Lease is not terminated pursuant to this Section XVI, the amount of LESSEE's Rent shall be equitably adjusted.

      D. If there is a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate, but Base Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet floor area of the Premises taken bears to the total floor area of the Premises. LESSOR shall be entitled to receive the entire award made in connection with any such temporary taking.

XVII. ASSIGNMENT OR SUBLETTING, ETC.

      A. Except as permitted in this Section XVII, LESSEE, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not, without the prior written consent of LESSOR, which consent will not be unreasonably withheld, assign, mortgage, or encumber this Lease, or any interest hereunder by operation of law, nor sublet or suffer or permit the Leased Premises or any part thereof to be used by persons other than LESSEE and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS", and any person to whom any Transfer is made or sought to be made are hereinafter sometimes referred to as a "TRANSFEREE"). The term "TRANSFER" shall also include
(i) if LESSEE is a partnership, the withdrawal or change, voluntary, involuntary, or by operation of law of fifty percent (50%) or more of the general partners, or transfer of twenty- five percent (25%) or more of the general partnership interest, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and
(ii) if LESSEE is a closely held corporation (i.e., its stock is not publicly held and not traded through an exchange or over the counter), (a) the dissolution, merger, consolidation or other reorganization of LESSEE, (b) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of LESSEE (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (c) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of LESSEE within a twelve (12) month period.

      B. LESSEE shall request LESSOR's consent to any proposed Transfer in writing, which request for consent (the "REQUEST FOR CONSENT") shall include:

            1. The proposed effective date of the Transfer, which shall not be less than thirty (30) days after, nor more than one hundred and eighty (180) days after the date of delivery of the Request for Consent,

            2. A description of the portion of the Premises to be transferred (the "SUBJECT SPACE"),

            3.    A summary of the material terms of the proposed Transfer, and

            4. The current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably requested by LESSOR to determine the financial responsibility, character and business experience of the proposed Transferee, the nature of such Transferee's business and proposed use of the Subject Space.

      C. Without limitation as to other reasonable grounds for withholding consent, LESSOR and LESSEE hereby agree that it shall be reasonable for LESSOR to withhold consent to any proposed Transfer where one or more of the following circumstances are present:

            1. The Transferee's contemplated use of the Subject Space conflicts with the Permitted Uses specified in Section XXI, INFRA, (subject to LESSEE's right to request that LESSOR reasonably approve a change in LESSEE's Permitted Use);

            2. In LESSOR's reasonable business judgment, the Transferee lacks sufficient business experience, reputation or character to operate a successful business from the Premises;

            3. In LESSOR's reasonable business judgment, the Transferee does not possess sufficient financial worth and! or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

            4. The proposed Transferee would cause a violation of another lease for space in the Office center, or would give an occupant or tenant of the Office center the right to cancel its lease or bring an action against LESSOR;

            5. The proposed Transfer relates to less than all of the Premises; or

            6. In LESSOR's reasonable business judgment, the Rent (including percentage rent, if any) that LESSOR reasonably anticipates receiving from the Transferee during the first twelve (12) months following such Transfer is less than that which LESSOR has received from LESSEE over the immediately preceding twelve
                  (12) month period.

      D.    If LESSOR consents to any Transfer pursuant to the terms of this
Section XVII:

            1. LESSEE may within one hundred and eighty (180) days after LESSOR has given its consent, but not later than the expiration of that period, enter into such Transfer upon the terms and conditions set forth in the Request for Consent; and shall deliver to LESSOR, promptly after execution, a copy of the assignment or sublease or similar Transfer document;

            2. The terms and conditions of this Lease shall in no way be deemed to have been waived or modified;

            3. Such consent will not be deemed consent to any further Transfer by either LESSEE or Transferee;

            4. No Transfer under this Section XVII, either made with or without - LESSOR's consent (including any Transfer permitted without LESSOR's - consent as provided for in subparagraph H, INFRA), shall relieve LESSEE from any liability under this Lease.

      E. Whether or not LESSOR consents to any proposed Transfer, LESSEE shall pay LESSOR's reasonable review and processing fees, as well as any reasonable legal fees incurred by LESSOR, within thirty (30) days after written request by LESSOR. Total fees shall not exceed $5,000.00.

      F. Any Transfer made without LESSOR's prior written consent shall, at LESSOR's option, be null, void and of no effect, and shall, at LESSOR's option, constitute a default by LESSEE under this Lease.

      G. If this Lease be so assigned or if the Leased Premises or any part thereof are sublet or occupied by anybody other than LESSEE, LESSEE or Transferee shall be required to pay all Rent directly over to LESSOR, and LESSOR shall be entitled to collect any Rent payable from the Transferee, apply the net amount collected to the Rent herein reserved, and keep any excess as additional Rent for the use of the Leased Premises.

      H. LESSEE shall have the right to Transfer this Lease to a "Holding Company" without the prior consent of LESSOR. LESSEE must notify LESSOR of transfer according to the procedure set out in section B. above. The "Holding Company" transfer is exempt from LESSOR consent only if the ownership of the new LESSEE will be substantially the same as the previous LESSEE.

      I. LESSOR shall have complete and uncontrolled right to assign LESSOR's interest under this Lease to any persons, firm or corporation at any time without LESSEE's consent.

XVIII. SUBORDINATION

      LESSEE agrees at the request of LESSOR to subordinate this Lease to any mortgage placed upon the Leased Premises by LESSOR, including mortgages placed subsequent to the date of this Lease, provided that the holder of such mortgage enters into an agreement with LESSEE, binding upon the successors and assigns of the parties thereto by the terms of which such holder agrees not to disturb the possession and other rights of LESSEE under this Lease so long as LESSEE is not in default of its obligations hereunder, and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept LESSEE as LESSEE of the Premises under the terms and conditions hereunder (but only while owner of the Premises), and LESSEE agrees to recognize and attorn to such holder or any other person -acquiring title to the Premises as LESSOR. LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the terms of this paragraph. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the mortgagee deems usual and customary, including specifically such mortgagee's control and application of insurance or condemnation proceeds in the event of casualty or condemnation.

XIX.  COMMON AREAS; BUILDING MAINTENANCE

LESSOR shall operate, manage, equip, light, clean, repair and maintain the Common Areas for their intended purposes, maintain landscaping and provide for the removal of snow and ice therefrom. LESSOR shall not be liable for any inconvenience or interruption of business or other consequences resulting from the making of repairs, replacements, improvements, alterations or additions, or from the doing of any other work to or upon any such Common Areas, or from delay or failure to perform such maintenance, snow or ice removal or other work with respect to such common areas when such delay or failure is attributable to any cause beyond LESSOR'S reasonable control.

      LESSEE shall pay its CAM Reimbursement Percentage of any Common Area expenses of operating, maintaining and repairing the Common Area plus a five percent (5%) management fee. LESSEE agrees to make such payment on a monthly basis commencing on the Effective Date at an estimated rate of $1.10 per square foot for the first Lease Year. The estimated first year's payment is calculated as follows: 5,000 square feet at $1.10 p.s.f. = $5,500.00 per year, payable in monthly installments of $458.34. Actual cost of Common Area maintenance shall be reconciled on each anniversary of this Lease and appropriate adjustments will be made. LESSOR reserves the right to reconcile these charges annually by calendar year or Lease year. In addition to CAM charges, LESSOR reserves the right to bill LESSEE in full for any charges for CAM type services performed exclusively for LESSEE or requested by LESSEE in addition to that which is usual and customary. LESSEE shall pay its Building % of any expenses incurred by LESSOR with respect to its obligations to maintain the structural and exterior condition of the Building (such expenses not being considered Common Area expenses).

XX.   OPTION PERIODS

      A. LESSEE shall have the right, upon written notice to LESSOR at least ninety (90) days prior to the expiration of the Original Lease Term or any extension thereof to extend the term of this Lease for three (3) individual periods of five (5) years each upon the same terms, covenants and conditions except that the Base Rent for said additional option periods shall be paid as set forth in Section I.

XXI.  PERMITTED USES; EXCLUSIVE USE.

      A. The Leased Premises are to be used and occupied for Bank Office/Headquarters or for any other lawful office use.

      B. During such time as this Lease shall remain in effect and LESSEE continues to use or occupy the Leased Premises as Bank Office/Headquarters, LESSOR shall not lease, use or permit to be used any other portion of or premises in the Office center for Bank Office/Headquarters.

XXII. LESSEE'S SIGNAGE

      A. Subject to any required governmental approvals and the applicable provisions of the City of Bristol Zoning Regulations and approval of the Bristol Development Authority, and with the prior written approval of LESSOR, which shall not be unreasonably withheld or delayed, LESSEE shall be permitted to install a prototypical exterior building sign on the exterior of the Building, and such other permanent or temporary signs at the Premises, which signs shall be designed and installed at LESSEE's sole cost and expense ("LESSEE'S SIGNAGE").

      B. LESSEE shall maintain all of Lessee's Signage through the Lease Term, and shall remove Lessee's Signage from the Leased Premises and the Office center at the end of the Lease Term. Upon removal of Lessee's Signage, LESSEE shall promptly repair all damage caused by such removal at LESSEE's sole cost and expense.

      C. LESSEE's rights under this Section XXII B shall be personal to LESSEE and may not be assigned or transferred to, or utilized by any other person or entity, except as an assignee of LESSEE in accordance with Section XVII of this Lease.

      D. LESSEE shall not use any advertising media that LESSOR shall reasonably deem objectionable to it or to other tenants or occupants of the Office center, such as, without limiting the generality of the foregoing, loud speakers, phonographs, televisions, public address systems, sound amplifiers, radios, broadcast or telecasts within the Office center or permit in the Leased Premises any entertainment or other activities in a manner seen or heard outside of the Premises or disturbing to tenants or other occupants of the Office center.

XXIII. SURRENDER OF PREMISES

      At the expiration of the Lease Term or earlier termination of this Lease, LESSEE shall, without expense to LESSOR:

      A.    Remove, or cause to be removed from the Leased Premises:

            1.    All debris and rubbish;

            2. All items of furniture, equipment, furnishings, trade fixtures and other personal property owned by LESSEE or installed or placed by LESSEE at its expense in the Leased Premises, which shall also include, but not be limited to, ice machines, fryolaters, toasters, freezers, walk-in coolers, tables, chairs, lighting fixtures, fans, hoods, stoves, and other kitchen and dining equipment; and

            3.    All Lessee's Signage, wherever located;

      B.    Repair any damage caused by the removal of the items described in
Section XXIII.A(1) and (2), above.

      C.    Surrender all keys to the Leased Premises; and

      D. Yield up the Leased Premises, broom clean and in the same good order and repair in which LESSEE is obliged to keep and maintain the Leased Premises by the provision of this Lease, normal wear and tear excepted.

XXIV. OWNERSHIP AND REMOVAL OF TRADE FIXTURES

      A. Subject to the requirements of subparagraph B of this Section XXIV, LESSOR, within twenty (20) days after request from LESSEE, shall execute and deliver any document reasonably required by any supplier, lessor or lender of LESSEE in connection with: (I) the granting, creating or perfecting by LESSEE of a security interest in and to LESSEE's moveable personal property (including, but not limited to LESSEE's food, inventory, supplies, merchandise, machinery and equipment, but specifically excluding any such personal property paid for by LESSOR or that is affixed to the Leased Premises anti becomes an integral part of the structure or operation thereof (hereinafter, collectively, "LESSEE'S PERSONALTY"), and (2) any proceeds therefrom, pursuant to which LESSOR shall subordinate any rights it may have or acquire with respect to Lessee's Personalty, and any proceeds therefrom.

      B. As a condition to LESSOR's subordination of its rights in and to Lessee's Personalty, LESSEE shall use all reasonable efforts to obtain from such supplier, lessor or lender, in a form acceptable to LESSOR, an agreement in writing that such supplier, lessor or lender will:

            1. With respect to any of Lessee's Personalty in which it has an ownership, possessory or security interest (the "COLLATERAL"), remove the Collateral from the Leased Premises before the expiration of the Lease Term, or within ten (10) days after the earlier termination of this Lease; and -

            2. Upon removing the Collateral, repair all damages or indemnify LESSOR for any damage to the Leased Premises, the Building or the Office center caused by the removal of the Collateral.

XXV.  MISCELLANEOUS PROVISIONS

      A. LESSEE'S Contingency. LESSOR and LESSEE hereby acknowledge that LESSEE's obligation to perform under this Lease is contingent upon LESSEE obtaining all necessary local, state, federal and private approvals (collectively, the "APPROVALS") in order to construct and operate a Bank Office/Headquarters, with the appropriate number of parking spaces, on the Leased Premises. If LESSEE fails to obtain the Approvals by [date] LESSOR shall have the right to terminate this Lease by thirty (30) days' written notice to LESSEE.

      B. Notice from One Party to the Other. Any notice from LESSOR to LESSEE or from LESSEE to LESSOR shall be deemed duly served if mailed by registered or certified mail addressed, if to LESSEE, at the Original Address of LESSEE or such other address as LESSEE shall have last designated by notice in writing to LESSOR; and if to LESSOR, at the Original Address of LESSOR or such other address as LESSOR shall have last designated by notice in writing to LESSEE.

      C. Brokerage. It is agreed that the Broker representing LESSOR is No Broker and the Broker representing LESSEE is No Broker. LESSOR will not pay any broker or agent fees due and payable under the terms of any listing agreement.

      D. Lease Not to Be Recorded. LESSEE agrees that it will not record this Lease. Both parties shall, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute which shall be recorded on the Bristol land records. If this Lease is terminated before the Term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease and LESSEE hereby appoints LESSOR its attorney-in-fact in its name and behalf to execute such instrument.

      E. Acts of God: Force Majeure. In any case where either party hereby is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time".

      F. Status Certificate. LESSEE agrees from time to time, upon not less than fifteen (15) days' prior written request by LESSOR, to execute, acknowledge and deliver to LESSOR a statement in writing certifying that this Lease is unmodified and in full force and effect and that LESSEE has no defense, offsets or counterclaims against its obligations to pay the Rent and any other rent and charges, and to perform its other covenants under this Lease (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications, and if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Base Rent, additional rent or any other charges have been paid. And such statement may be relied upon by any prospective purchaser or mortgagee of the Premises or the Building or any prospective assignee of any such mortgage.

      G. No Accord and Satisfaction. No acceptance by LESSOR of a lesser sum than the Base Rent, additional rent or any other charges then due shall be deemed to be other than on account of the earliest installment of such Rent or charge due, nor shall endorsement or statement on any check or payment as Rent or other charge be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such installment or pursue any other remedy in this Lease provided or by operation of law.

      H. Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the State of Connecticut and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between LESSOR and LESSEE affecting this Lease. This Lease may be amended only by instruments in writing executed by LESSOR and LESSEE. LESSOR shall not be deemed, in any way or for any purpose, to have become, by the execution of this Lease or any action taken thereunder, a partner of LESSEE in its business or otherwise a joint venturer or a member of any enterprise with LESSEE. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "LESSOR" and "LESSEE" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through and under them respectively. If there is more than one (1) LESSEE, the obligations imposed by this Lease shall be joint and several.

      I. Disclaimer of Warranties. It is agreed that no warranties or representations, either express or implied in law or in fact, have been made by LESSOR.

      J. Submission Not an Option. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of an option for the Premises, or an offer to lease, it being understood and agreed that this Lease shall not bind LESSOR in any manner whatsoever until it has been approved and executed by both LESSOR and LESSEE.

      K. Rules and Regulations. LESSEE shall bear the cost of removing all trash and refuse generated by LESSEE in the use of the Leased Premises. LESSEE agrees to store all -trash and refuse within the Premises and to attend to the daily disposal thereof in the manner designated by LESSOR; to use reasonable efforts to keep all drains inside the Premises in good operating condition; to receive and deliver goods and merchandise only in the manner reasonably designated by LESSOR; to comply with all reasonable rules and regulations which LESSOR may make in the management and use of the Leased Premises; and to require such conformance by LESSEE'S employees.

      L. Time of Essence. Time shall be of the essence with respect to each provision of this Lease requiring payment or performance by a certain date or within a particular period of time.

      M. Option of First refusal. The LESSEE shall have an option during the term of this Lease or any extension or renewal thereof to purchase the premises at the same terms and conditions as offered to the LESSOR by any bona fide purchaser, and that before accepting any offer from any bona fide purchaser, the LESSOR shall submit the same in writing to the LESSEE and the LESSEE shall have fifteen (15) days from the receipt of such written notice from the LESSOR in which to accept or refuse the terms offered by said bona fide purchaser. If the LESSEE elects to purchase the property, he shall mail a written notice to the LESSOR signifying his intention to purchase the property upon said terms, and shall agree to carry out said purchase within 30 days.

      N. FDIC Compliance. Notwithstanding any other provisions contained in this lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied-upon or sold under execution or other legal process, or (b) the depository institution then operating on the premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), LESSOR may, in either such event, terminate this Lease only with the concurrence of any of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of LESSOR for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount exceeding an amount equal to all accrued and unpaid rent to the date of termination.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and to a duplicate of the same, this 5th day of October, 1999.

Signed, Sealed and Delivered
in the presence of:                      The Carpenter Realty Co., a Connecticut
                                         Corporation


                                         By: ___________________________________
                                                 George T. Carpenter
                                                 Its President

Signed, Sealed and Delivered
in the presence of:                      The S. Carpenter Construction Co., a
                                         Connecticut Corporation


                                         By: ___________________________________
                                                 George T. Carpenter
                                                 Its President

Signed, Sealed and Delivered
in the presence of:                      Bristol Holding, LLC, a Connecticut
                                                 Limited Liability Company

                                         By: ___________________________________
                                                 George T. Carpenter
                                                 Its Managing Member

Signed, Sealed and Delivered
in the presence of:                      Valley Bank in Organization, Inc.

                                         By: ___________________________________
                                                 George T. Carpenter
                                                 Its President